UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified in Its Charter)

BIGLARI CAPITAL CORP. THE LION FUND II, L.P. STEAK N SHAKE OPERATIONS, INC. SARDAR BIGLARI PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Item 1: On October 23, 2013, Biglari Capital Corp. delivered the following presentation materials to Institutional Shareholder Services:

Item 2: The following materials were posted by Biglari Capital Corp. to http://www.enhancecrackerbarrel.com:

Cracker Barrel Old Country Store, Inc. (CBRL)

Presentation to ISS

October 23, 2013

Overview

- Owner of 19.8% of Cracker Barrel

- Long-term holder with a long-term perspective

- Restaurant specialists – significant experience analyzing, investing, owning, and running businesses

- Added value from the outside – improved financial transparency, provided ideas implemented by the Board, and highlighted disclosure issues.

- Biglari Plan seeks to address:
    - Return on new store investments
    - Capital allocation decisions
    - Payment of special dividend

- Financially motivated to work constructively with the Board

Our Proposal

New stores – not an optimal use of capital

- Poor store level performance
- Low ROI for new stores

De-lever the Balance Sheet

- Low interest rate environment
- Significant debt capacity

SPECIAL DIVIDEND

New Store Investments

Why build when existing stores are underperforming?

- In terms of core operational performance, much of CBRL's comparable store sales has come from price increases (reflected in average check) rather than increases in customer traffic.

- In fact, the trend in customer traffic growth is disappointing – down to 0.6% in 4QFY2013.



Cumulative Customer Traffic vs. Cumulative Menu Price Increase
15.00%
10.00%
5.00%
0.00%
-5.00%
-10.00%
3.30%
5.8%
7.9%
10.3%
12.7%
-4.60%
-5.7%
-7.6%
-7.8%
-7.3%
FY2009
FY2010
FY2011
FY2012
FY2013
Cumulative Customer traffic
Cumulative Menu Price Increase

Source: SEC filings

So why is CBRL investing in new stores?

- We believe CBRL's Return on Invested Capital (ROIC) is based on incorrect assumptions.

CRACKER BARREL ROIC	VS.	ACTUAL ROIC
EXCLUDES:		**INCLUDES:**
❑ General & Administrative Expenses		❑ General & Administrative Expenses
❑ Depreciation		❑ Depreciation
❑ Taxes		❑ Taxes

Conceptually, ISS agrees

"The real calculation from a shareholder perspective should be whether the incremental investment, including all incremental costs such as taxes, returned incremental net income at greater than the cost of capital. Depreciation and G&A expense, therefore, should be included as expenses in the calculation to the extent they are incremental."

– **ISS Report on Cracker Barrel**
November 15, 2012

Board is making growth decisions on incorrect ROIC assumptions

- In 2011, CBRL reported financial data for 116 stores opened between 2004 and 2009.
- Interestingly, CBRL's Return on Investment estimate of 16.2% for the 116 stores **DID NOT** account for related depreciation expense and income taxes.
- Even assuming no related G&A expenses, our calculation of ROIC for new store openings is substantially lower than what the Board used to make investment decisions.

($ MILLIONS)	Cracker Barrel	Zero G&A	Including G&A[2]
Store EBITDA[1]	$61.8	$61.8	$61.8
Less: Depreciation[1]	0.0	14.7	14.7
G&A Expense	0.0	0.0	27.3
Taxable Operating Income	$61.8	$47.1	$19.8
Taxes[2]	$0.0	$13.8	$5.8
Net Operating Profit after Tax	$61.8	$33.3	$14.0
Invested Capital[1]	$382.0	$382.0	$382.0
Return on Invested Capital	16.2%	8.7%	3.7%

Source: SEC Filings.

1. http://www.sec.gov/Archives/edgar/data/1067294/000119312511318631/d259809ddefa14a.htm
2. Based on 2012 G&A per store and tax rate. Using 2011 G&A per store and tax rate results in a 3.9% return. Using 2012 G&A per store and 2013 tax guidance results in a return of 3.4%. Zero G&A scenario assumes the same effective tax rate as base case scenario for Biglari Capital ROIC calculation

Zero G&A is incorrect assumption

- The 8.7% ROIC estimate for stores opened during 2004-2009 does not account for incremental G&A expense.
- We believe the assumption of zero G&A is incorrect because:
  - New store openings represented an increase in the store base of >20%
  - Approx. 12,500 new employees had to be hired, trained, supported and supervised for the new stores
  - Real estate site evaluation and acquisition
  - Construction department supervision
- Accordingly, we believe that actual ROIC for stores opened during 2004-2009 was even lower than 8.7%, which represents a sub-optimal return on capital.

De-levering the balance sheet

CBRL's Rapid Deleveraging

- CBRL has rapidly de-levered its balance sheet over the past several years.


CBRL Net Debt
Net Debt (US$ million)
900
800
700
600
500
400
300
200
100
0
776
634
533
498
373
278
FY08
FY09
FY10
FY11
FY12
FY13

Source: FactSet database. SEC filings.

Deleveraging in a low interest rate environment is not prudent

- CBRL's decision to reduce leverage in such a favorable interest rate environment does not appear prudent.
- Contrary to CBRL, corporate credit has expanded since the financial crisis, which indicates that other companies are taking advantage of low cost debt.



US Corporate borrowing has increased since 2009
(outstanding balance)
Total Debt Outstanding
US$ billions
9500
9000
8500
8000
7500
7000
6500
2009
2010
2011
2012
2013Q1
2013Q2
Corporate Borrowing (non-financial)

Source: "Financial Accounts of the United States", Federal Reserve Statistical Release, dated September 25, 2013

Suboptimal capital allocation

- In FY13, CBRL spent approx. 95% of its operating cash flow on new store development and debt repayment.

- We believe this is a flawed strategy because: a) CBRL is generating poor returns on new store investments, and b) balance sheet deleveraging in a historically low interest rate environment does not make sense.



Use of Cash/Capital Allocation
(% net cash from operating activities)
120%
100%
80%
60%
40%
20%
0%
87%
6%
29%
31%
33%
24%
22%
50%
7%
11%
36%
2%
60%
35%
FY09
FY10
FY11
FY12
FY13
Net Purchase of Property and Equipment*
Net Debt Repayment
Share repurchase

*Source: FactSet database. SEC filings. * Net of insurance recoveries and proceeds from sale of property & equipment*

Plan to Create Shareholder Value

Our Proposals

- Pay a one time special dividend of $20/share
- Focus on improving restaurant level operating performance
- Undertake rigorous return analysis
- Establish moratorium on new stores
- Expand through international franchising and licensing agreements

Discrepancy between Board Rhetoric and Actions

Board Rhetoric	Board Actions
"Special Dividend… would require a substantial increase in…the Company's risk profile" – Cracker Barrel Shareholder Presentation **October 16, 2013**	❑ Twice in past year Cracker Barrel offered to purchase all shares owned by Biglari ❑ At time offer was made equivalent to purchase price of $305 million ❑ Could have paid nearly $13 per share Special Dividend ❑ We would welcome a Special Dividend anywhere between $13 - $20 per share

Board's offer to purchase Biglari Capital shares vs. Special Dividend proposal

Comparison of CBRL's offer to purchase Biglari Capital shares vs. Special Dividend Proposal

	Cracker Barrel offer to repurchase Biglari Capital shares	Biglari Capital Special Dividend Proposal
Eligible shares (mn)	4.7	23.9
Approx. CBRL Offer price (Feb 13, 2013) /Special Dividend	65	20
Total expected outlay (approximate)	$305mn	$476mn
Total Debt*	525	400
Total Proforma Debt	830	876
Less Cash*	119	122
Net Debt (Pro Forma)	711	754
Net Debt (Pro Forma)/FY14 EBITDA (guidance)	**2.5x**	**2.7x**

Earnings before interest, taxes, depreciation and amortization: mid-point of guidance supplied by Cracker Barrel Management
Net Debt = long-term debt – cash and cash equivalents. Pro Forma Net Debt = long-term debt FY13 + debt issued for special dividend – cash and cash equivalents FY13
**LT Debt and Cash: Cracker Barrel made its offer prior to 2QFY13 result announcement. As such, Cracker Barrel calculations are based on 1QFY2013 data. Biglari Capital data as of FY13*

A Prudent Proposal

- Even if our proposed $20 special dividend is debt financed, the resulting debt ratio would remain within acceptable levels of historical average.

PRO FORMA FISCAL YEAR 2014	
EBIT[1]	$ 215 M
EBITDA[2]	$ 284 M
Long Term Net Debt (assuming $20/share special dividend)	$ 754 M

LEVERAGE RATIO	PRO FORMA 2014	Cracker Barrel '06-'13 AVERAGE
Net Debt[3]/EBITDA[2]	2.7X	2.6X

1 Earnings before interest and taxes: mid-point of guidance supplied by Cracker Barrel Management

2 Earnings before interest, taxes, depreciation and amortization: mid-point of guidance supplied by Cracker Barrel Management

3 Net Debt = long-term debt – cash and cash equivalents. Pro Forma Net Debt = long-term debt FY13 + debt issued for special dividend – cash and cash equivalents FY13

Enhanced debt servicing capacity

- Over the past five years, CBRL has significantly reduced its leverage and increased interest coverage ratios.
- At current levels, we believe the Company can easily take on additional debt with limited incremental balance sheet risk[1].



Leverage Ratios
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
Net Debt/Total Assets
3.9x
4.7x
4.5x
5.8x
7.5x
8.0x
7.0x
6.0x
5.0x
4.0x
3.0x
2.0x
1.0x
0.0x
Interest Coverage
FY09
FY10
FY11
FY12
FY13
EBITDA/Interest Expense
Net Debt/Total Assets

Source: FactSet database. SEC filings.

1. Additional debt would require an amendment to Cracker Barrel's credit facility. Lender approval is not guaranteed

Post-dividend – Pro Forma Net Debt[1]/LTM EBITDA[2]

- The proposed special dividend would push Net Debt/LTM EBITDA to 2.7x, which would still be less than the Company's leverage ratio in the past.



Net Debt/LTM EBITDA
4.5x
4.0x
3.5x
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
3.8x
3.3x
3.7x
3.1x
2.3x
2.2x
1.5x
1.0x
2.7x
FY06
FY07
FY08
FY09
FY10
FY11
FY12
FY13
Pro Forma 2014

Source: FactSet, Company filings

[1] Net Debt = long-term debt – cash and cash equivalents. Pro Forma Net Debt = Long term debt FY13 + debt issued for special dividend – cash and cash equivalents FY13

[2] Earnings before interest, taxes, depreciation and amortization: mid-point of guidance supplied by Cracker Barrel Management

LTM = Last Twelve Months

Post-dividend – Leverage will be in-line with that of peers

- Presently, CBRL is substantially under-levered compared to the majority of its peer group. A debt financed special dividend would put its leverage ratio more in-line with that of peers.

NET DEBT[1]/LTM EBITDA[2]


Net Debt/LTM EBITDA
7.0x
6.0x
5.0x
4.0x
3.0x
2.0x
1.0x
0.0x
-1.0x
-0.6
-0.3
1.9
2.5
2.6
2.7
3.4
3.5
4.1
6.5
Cheesecake Factory
Texas Roadhouse
Brinker Intl.
Denny's
Darden
Cracker Barrel (pro forma 2014)
Bloomin' Brands
Ignite Restaurant
DineEquity
Ruby Tuesday

Source: SEC filings

1 Net Debt = long-term debt – cash and cash equivalents. Pro Forma Net Debt = Long term debt FY13 + debt issued for special dividend – cash and cash equivalents FY13

2 Earnings before interest, taxes, depreciation and amortization: mid-point of guidance supplied by Cracker Barrel Management.

3 Peer Group Source: companies mentioned as peers in Cracker Barrel's investor presentation dated Oct. 16, 2013

LTM = Last Twelve Months

Biglari Willing to Address Unfounded Fears of the Board

ISSUE RAISED BY BOARD	PROPOSED RESOLUTION
1 **Concern over our ultimate agenda**	❑ Proposed agreement that contractually obligates Biglari not to seek board control if granted two board seats ❑ Proposed to halt pursuit of board seats if Board would pay a significant dividend
2 **Offer to purchase Biglari shares, equivalent to $13 per share**	❑ Proposed that the Company pay $13 per share Special Dividend for the benefit of all shareholders instead of only benefitting our group
3 **Concern over risk and leverage of $20 special dividend**	❑ We recommended paying exact amount Board proposed to pay to buy back our shares ❑ Increased recommendation to $20/share based on cash flows and low interest rate environment

Our Nominees

Sardar Biglari

Mr. Biglari has served as a director since March 2008, Chairman since June 2008, and Chief Executive Officer since August 2008 of Biglari Holdings Inc. ("Biglari Holdings"), a New York Stock Exchange-listed diversified holding company engaged in a number of business activities. Its most important operating subsidiaries are involved in the franchising and operating of restaurants. All major operating, investment, and capital allocation decisions are made for Biglari Holdings by Mr. Biglari.

Mr. Biglari has also served as Chairman and Chief Executive Officer of Biglari Capital, general partner of both The Lion Fund, L.P. and The Lion Fund II L.P., private investment funds, since its inception in 2000. He has also served as a director since December 2005, Chairman since March 2006, and Chief Executive Officer and President since May 2007 of Western Sizzlin Corporation, a formerly-NASDAQ-listed diversified holding company, acquired by Biglari Holdings in March 2010.

Since August 2011, Mr. Biglari has also served as a director of CCA Industries, Inc., a manufacturer and marketer of health and beauty aids.

Mr. Biglari has extensive restaurant industry, capital allocation, and financial experience.

Our Nominees (contd.)

Philip L. Cooley

Dr. Cooley has served as a director since March 2008 and Vice Chairman since April 2009 of Biglari Holdings. Dr. Cooley was the Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas, from 1985 until his retirement in May 2012. Dr. Cooley has served as an advisory director of Biglari Capital since 2000 and as Vice Chairman and a director of Western Sizzlin Corporation from March 2006 and December 2005, respectively, until its acquisition by Biglari Holdings in March 2010.

Since August 2011, Dr. Cooley has also served as a director of CCA Industries Inc. Dr. Cooley is past president of the Eastern Finance Association, and serves on its board. He also serves on the board of the Consumer Credit Counseling Service of Greater San Antonio.

Dr. Cooley has extensive finance and leadership experience.

Conclusion

- Customer traffic growth has remained below 1% for four straight quarters, forcing management to resort to higher menu prices. We believe this strategy is unsustainable.

- In order to maintain top-line growth, management is investing in new stores, which present a less than optimal return. Our calculations show that the return on new stores is substantially lower than management's claim.

- Board's decision to de-lever the balance sheet does not make sense given historically low interest rates and increased borrowing by US corporations.

- A $20/share special dividend is reasonable and manageable - considering CBRL has limited options to deploy future operating cash flow. Presently, CBRL is under-levered compared to its peer group. A debt financed special dividend would put CBRL's leverage ratio more in-line with that of its peers.

- VOTE on the GOLD proxy card.

ENHANCE CRACKER BARREL

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If shares not held by broker/bank, click here

Letters to Shareholders

- October 23, 2013
- October 25, 2012
- April 19, 2012
- December 9, 2011
- November 14, 2011
- September 12, 2011

ENHANCE
CRACKER BARREL

- HOME
- LETTERS TO SHAREHOLDERS
- **LETTERS TO MANAGEMENT**
- SEC FILINGS
- NOMINEES
- CONTACT US

Vote Gold
Submit proxy ballot here

If shares not held by broker/bank, click here

Letters to Management

- September 16, 2013
- February 14, 2013
- October 8, 2012
- September 1, 2011
- August 23, 2011

SEC Filings

Please click on links below to obtain SEC Filings.

FILING	FILING DATE
DEFINITIVE PROXY STATEMENT AND PROXY CARD	
Definitive Proxy Statement	October 8, 2013
Proxy Card	October 8, 2013
DFAN 14A	
DFAN 14A	October 23, 2013
DFAN 14A	September 26, 2013
DFAN 14A	September 17, 2013
DFAN 14A	November 9, 2012
DFAN 14A	November 2, 2012
DFAN 14A	November 1, 2012
DFAN 14A	Novermber 1, 2012
DFAN 14A	Novermber 1, 2012
DFAN 14A	October 31, 2012
DFAN 14A	October 30, 2012
DFAN 14A	October 25, 2012
DFAN 14A	October 25, 2012
DFAN 14A	October 16, 2012
DFAN 14A	October 15, 2012
DFAN 14A	October 12, 2012
DFAN 14A	October 11, 2012
DFAN 14A	October 10, 2012
DFAN 14A	October 9, 2012
DFAN 14A	October 9, 2012
DFAN 14A	September 14, 2012
DFAN 14A	September 7, 2012
DFAN 14A	April 19, 2012
DFAN 14A	December 15, 2011
DFAN 14A	December 15, 2011
DFAN 14A	December 14, 2011
DFAN 14A	December 12, 2011
DFAN 14A	December 9, 2011
DFAN 14A	September 23, 2011
DFAN 14A	September 13, 2011
DFAN 14A	September 1, 2011
SCHEDULE 13D	